Exhibit 99.1
FOR IMMEDIATE RELEASE
Oculus Innovative Sciences Announces $10 Million Private Placement of Common Stock
PETALUMA, CA.—(Aug. 8, 2007)—Oculus Innovative Sciences (Nasdaq: OCLS) today announced that it has entered into definitive agreements with institutional and other accredited investors with respect to the private placement of up to 1,250,000 million shares of its common stock at a purchase price of $8.00 per share, for expected gross proceeds of $10 million, before payment of placement agent commissions and offering expenses. Investors also will receive warrants to purchase an aggregate of up to 412,500 shares of common stock at an exercise price of $9.50 per share. The warrants are subject to weighted average anti-dilution protection.
Oculus currently intends to use most of the net proceeds from the offering to fund its ongoing Phase II clinical trial of Microcyn® Technology for treatment of mildly infected diabetic foot ulcers as well as activities related to Phase III.
The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Oculus
Oculus Innovative Sciences is a biopharmaceutical company that develops, manufactures and markets a family of Microcyn Technology-based products intended to help prevent and treat infections in chronic and acute wounds. Oculus’ platform technology, called Microcyn, is a non-irritating, small molecule oxychlorine compound that is designed to treat a wide range of pathogens, including antibiotic-resistant strains of bacteria, viruses, fungi and spores.

Oculus’ principal operations are in Petaluma, California, and it conducts operations in Europe, Latin America and Japan through its wholly owned subsidiaries, Oculus Innovative Sciences Netherlands B.V., Oculus Technologies of Mexico, S.A. de C.V. and Oculus Japan K.K. Oculus’ website is www.oculusis.com.
Forward-Looking Statements
Except for historical information herein, some matters set forth in this press release, such as the expected use of proceeds and the anticipated receipt of the Phase II data are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the use of words such as “expect”, “suggest,” “intended,” and “designed,” among others. These forward-looking statements are based on the Company’s current expectations. Investors are cautioned that such forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business including risks inherent in the development and commercialization of potential products, the risk that scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, the Company’s future capital needs, its ability to closing the private placement and its ability to obtain additional funding and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including the quarterly report on Form 10-Q for the quarter ended December 31, 2006 and Form 10-K for the fiscal year ended March 31, 2007. Oculus Innovative Sciences disclaims any obligation to update these forward-looking statements.
Oculus and Microcyn are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and services marks are the property of their respective owners.

Oculus Innovative Sciences, Inc.	The Ruth Group
Dan McFadden	Sara Ephraim (investors)
Director of Public and Investor Relations	(646) 536-7002
(425) 753-2105	sephraim@theruthgroup.com
dmcfadden@oculusis.com	Jason Rando / Janine McCargo (media)
(646) 536-7025 / 7033
jrando@theruthgroup.com
jmccargo@theruthgroup.com